                                                                     EXHIBIT 4.4





                           FORM OF INDENTURE BETWEEN
                   THE REGISTRANT AND U.S. TRUST CORPORATION


                            AURORA ELECTRONICS, INC.


                                      AND


                             U.S. TRUST CORPORATION

                                    Trustee





                            ------------------------


                                   Indenture



                          Dated as of April [ ], 1998


                            ------------------------





                10% Series B Senior Subordinated Notes Due 2004

                              TABLE OF CONTENTS

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                                                        ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 1.02.  Other Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 1.03.  Incorporation by Reference of Trust
                 Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 1.04.  Rules of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                        ARTICLE 2

THE NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 2.01.  Form and Dating  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 2.02.  Execution and Authentication . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 2.03.  Registrar and Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 2.04.  Paying Agent to Hold Money in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 2.05.  Noteholder Lists . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 2.06.  Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 2.07.  Replacement Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 2.08.  Outstanding Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 2.09.  Certain Notes Disregarded  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 2.10.  Temporary Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 2.11.  Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 2.12.  Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                        ARTICLE 3

REDEMPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 3.01.  Optional Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 3.02.  Election to Redeem; Notice to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .





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SECTION 3.03.  Mandatory Redemptions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 3.04.  Selection of Notes to be Redeemed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 3.05.  Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 3.06.  Notes Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 3.07.  Effect of Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 3.08.  Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 3.09.  Payment of Notes Called for Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


                                                        ARTICLE 4

COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 4.01.  Payment of Principal and Interest on the Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 4.02.  SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 4.03.  Compliance Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 4.04.  Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 4.05.  Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 4.06.  Maintenance of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 4.07.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 4.08.  Keeping of Books . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 4.09.  Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 4.10.  Notice of Certain Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 4.11.  Limitation on Indebtedness and Disqualified Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 4.12.  Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 4.13.  Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 4.14.  Repurchase of Notes Upon a Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                        ARTICLE 5

SUCCESSOR CORPORATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 5.01.  When Company May Merge, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .





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
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SECTION 5.02.  Successor Corporation Substituted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                        ARTICLE 6

DEFAULT AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 6.01.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 6.02.  Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 6.03.  Waiver of Trial by Jury; Submission to Jurisdiction; Other Remedies. . . . . . . . . . . . . . . . . . . .

SECTION 6.04.  Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 6.05.  Waiver of Stay, Extension and Usury Defense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 6.06.  Control by Majority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 6.07.  Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 6.08.  Rights of Holders to Receive Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 6.09.  Collection Suit by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 6.10.  Trustee May File Proofs of Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 6.11.  Priorities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 6.12.  Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 6.13.  Rights and Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 6.14.  Delay or Omission Not Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                        ARTICLE 7

TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 7.01.  Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 7.02.  Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 7.03.  Individual Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 7.04.  Trustee's Disclaimer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 7.05.  Notice of Defaults or Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 7.06.  Reports by Trustee to Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 7.07.  Compensation and Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
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SECTION 7.08.  Replacement of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 7.09.  Successor Trustee by Merger, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 7.10.  Eligibility; Disqualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 7.11.  Preferential Collection of Claims
               Against Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                        ARTICLE 8

SATISFACTION AND DISCHARGE OF INDENTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 8.01.  Termination of Company's Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 8.02.  Application of Trust Money . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 8.03.  Repayment to Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 8.04.  Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                        ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 9.01.  Without Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 9.02.  With Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 9.03.  Interest Payment Postponements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 9.04.  Revocation and Effect of Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 9.05.  Notation on or Exchange of Notes

SECTION 9.06.  Trustee to Sign Amendments, Etc.

SECTION 9.07.  Conformity with Trust Indenture Act


                                                        ARTICLE 10

SUBORDINATION OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 10.01.  Notes Subordinate to Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .





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
SECTION 10.02.  Payment Permitted if No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 10.03.  Subrogation to Rights of Holders of
                           Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 10.04.  Provisions Solely to Define Relative Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 10.05.  No Impairment of Rights of
                           Senior Indebtedness . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 10.06.  No Waiver of Subordination Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 10.07.  Trustee to Effectuate Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 10.08.  Notice to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 10.09.  Reliance on Judicial Order or Certificate of
                           Liquidation Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 10.10.  Trustee Not Fiduciary for Holders of Senior
                           Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 10.11.  Rights of Trustee as Holder of Senior Indebtedness;
                           Preservation of Trustee's Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 10.12.  Article Applicable to Paying Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                        ARTICLE 11

MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 11.01.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 11.02.  Communications by Holders With
                Other Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 11.03.  Certificate and Opinion as to
                Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 11.04.  Record Date for Vote or Consent of
                Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 11.05.  Rules by Trustee, Paying Agent, Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 11.06.  Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 11.07.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 11.08.  No Adverse Interpretation of
                Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .






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SECTION 11.09.  No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 11.10.  Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 11.11.  Multiple Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 11.12.  Separability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 11.13.  Table of Contents, Headings, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                              ___________________

Note: This Table of Contents shall not, for any purpose, be deemed to be a part of this Indenture.





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
                 INDENTURE dated as of [ ], 1998 between AURORA
ELECTRONICS, Inc., a Delaware corporation (the "Company"), and U.S. TRUST
CORPORATION, as Trustee (the   "Trustee").

                 Both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Company's 10% Series B Senior Subordinated Notes due 2004.

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    DEFINITIONS

                 "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Agent" means any Registrar or Paying Agent.

                 "Available Cash Proceeds" means the gross cash proceeds received by the Company from any Sale or Issuance Transaction, less all fees and expenses incurred in connection therewith, including, without limitation, legal expenses, customary commissions, and all federal, state, local and foreign taxes assessed in connection therewith.


                 "Blockage Notice" means a written notice from the holders of Senior Indebtedness (or, in the case of the Credit Agreement, any Agent thereunder) of a Nonmonetary Default pursuant to Section 10.02 of this Indenture.

                 "Blockage Period" means a period of time commencing on the earlier of the date of receipt of a Blockage Notice or the date of the acceleration of the Notes and ending 179 days thereafter, provided that not more than one Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days.


                 "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

                 "Business Day" means a day that is not a Legal Holiday.

          "Change of Control" means (i) the sale, lease or transfer, whether direct or indirect, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, in one transaction or a series of related transactions, to any "person" or "group" (other than the WCAS Group),
(ii) the liquidation or dissolution of the Company or the adoption of a plan of liquidation or dissolution of the Company, (iii) the acquisition of "beneficial ownership" by any "person" or "group" (other than the WCAS Group) of voting stock of the Company representing more than 50% of the voting power of all outstanding shares of such voting stock, whether by way of merger or consolidation or otherwise, or (iv) during any period of two consecutive years, the failure of those individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election or appointment by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) to constitute a majority of the Company's Board of Directors then in office; provided, however, that in no event shall a foreclosure on any collateral pledged by the Company in respect of obligations arising under or in connection with the Credit Agreement constitute a Change of Control. For purposes of this definition, the terms "person" and "group" shall have the meaning set forth in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not applicable, (ii) the term "beneficial owner" shall have the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events and
(iii) any "person" or "group" will be deemed to beneficially own any voting stock of the Company so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting stock of a registered holder of the voting stock of the Company.

                 "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

                 "Convertible Preferred Stock" means the 7% Senior Cumulative Convertible Preferred Stock, $.01 par value, of the Company.

                 "Credit Agreement" means, collectively, (i) the Credit Agreement, dated as of March 29, 1996, as amended or otherwise modified, among the Company and other Guarantors named therein, the Lenders named therein and The Chase Manhattan Bank N.A., as

Agent and (ii) the senior credit facility contemplated by Section 4.01(c) of the Purchase Agreement, together with any agreement entered into in connection with the restatement, renewal, extension, restructuring, refunding or refinancing of any of the obligations under such credit agreements.


                 "default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default.


                 "Excess Cash Flow" means, for any fiscal period of the Company, an amount, computed in accordance with GAAP, which is equal to the sum of (i) the excess of (I) the sum (without duplication) of (A) net income for such fiscal period; (B) expenses for such fiscal period for depreciation, amortization and other similar non-cash charges, to the extent that the same are deducted from net revenues in determining net income for such fiscal period; (C) the difference between (1) the amount of taxes imposed on the Company deducted from net revenues to determine net income for such fiscal period and (2) the amount of taxes actually paid by the Company during such fiscal period; and (D) the difference between (1) any extraordinary or non-recurring items of expense deducted from net revenues to determine net income for such fiscal period and
(2) the aggregate amount of all cash payments made by the Company during such period on account of extraordinary or non-recurring items of expense, whether or not accrued in such period; over (II) the sum (without duplication) of (A) the aggregate amount during such fiscal period of scheduled payments of principal on
(x) the Notes and the WCAS VII Notes, (y) the indebtedness under the Credit Agreement and (z) any indebtedness permitted under the Credit Agreement; (B) the amount of actual payments by the Company in cash during such fiscal period for capital expenditures; (C) the amount of the payments required to be made with respect to such fiscal period under the Credit Agreement under provisions thereof having the same purpose and effect of Section 3.03 hereof; and (D) the difference between (1) any extraordinary or non-recurring items of income added to net revenues to determine net income and (2) the aggregate amount of all cash receipts received by the Company during such period on account of extraordinary or non-recurring items of income, whether or not accrued in such period; and
(ii) plus (in the case of a decrease) or minus (in the case of an increase) the change in the amount of working capital as at the end of such fiscal period as compared with the amount of working capital as at the end of the immediately preceding fiscal period.


                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.


                 "GAAP means generally accepted accounting principles in the United States of America as in effect as of the Closing Date.

                 "Holder" or "Noteholder" means the person in whose name a Note is registered on the Registrar's books.

                 "indebtedness" means indebtedness for money borrowed.

                 "Indenture" means this Indenture as amended or supplemented from time to time.

                 "Lien" means any pledge, charge, security interest or encumbrance.

                 "Notes" means the 10% Series B Senior Subordinated Notes due 2004, or any of them, as amended or supplemented from time to time, that are issued under this Indenture.


                 "Offer to Purchase" means an offer, made pursuant to a writing (an "Offer Document") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the register of Holders of Notes maintained by the Registrar on the date of the Offer Document, to purchase up to the principal amount of Notes specified in such Offer Document at the purchase price specified in such Offer Document (as determined pursuant to this Indenture). The Offer Document shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 20 days or more than 60 days after the date of such Offer Document and a settlement date (the "Purchase Date") for purchase of Notes within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer Document of the Company's obligation to make an Offer to Purchase, and the Offer Document shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer Document shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to Section 4.02 (which requirements may be satisfied by delivery of such documents together with the Offer Document), (ii) a description of material developments in the Company's business subsequent to the date of the latest of financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase),
(iii) if applicable,
appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer Document shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Offer to Purchase. The Offer Document shall also state:


                 (1) the Section of this Indenture pursuant to which the Offer to Purchase us being made;

                 (2)      the Expiration Date and the Purchase Date;


                 (3) the aggregate principal amount of the outstanding Notes offered to be purchased from such Holder by the Company pursuant to the Offer to Purchase;


                 (4) the purchase price to be paid by the Company for each $83.33 aggregate principal amount of Notes accepted for payment (as specified pursuant to this Indenture);

                 (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in the integral multiple of $83.33 of principal amount;


                 (6) the place or places where Notes are to be surrendered pursuant to the Offer to Purchase;

                 (7) that interest on any Note (or portion thereof) not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

                 (8) that on the Purchase Date the purchase price will become due and payable upon each Note (or portion thereof) accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;


                 (9) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer Document prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);


                 (10) each Holder will be entitled to withdraw all or any portion of the Notes tendered by it if the Company (or its Paying Agent) receives, not later than the close of business on the

Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the amount of the Notes such Holder tendered, the certificate numbers of the Notes the Holder tendered and a statement that such Holder is withdrawing all or a portion of such Holder's tender;

                 (11) that in case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Notes so tendered.


                 Any Offer to Purchase shall be governed by and effected in accordance with the Offer Document for such Offer to Purchase.

                 "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company.

                 "Officer's Certificate" means a certificate signed by any Officer of the Company. One of the officers signing an Officers' Certificate pursuant to Section 11.04 shall be the principal executive, financial or accounting officer of the Company.

                 "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                 "person" means any individual, corporation, partnership, joint venture, limited liability entity, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

                 "principal" of a debt security, including the Notes and the WCAS VII Notes, means the principal of the security plus, when appropriate, the premium, if any, on the security.

                 "Purchase Agreement" means the Securities Purchase and Exchange Agreement dated as of January 30, 1998, among the Company, WCAS VII, WCAS CP II and the several purchasers named on Schedule I thereto.

                 "redemption date," when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

                 "redemption price," when used with respect to any Note to be redeemed, means the price fixed for such redemption by or pursuant to this Indenture.


                 "Sale or Issuance Transaction" means (i) any sale, transfer, lease, sale and leaseback or other disposition by the Company to any person of all or any part of its property or assets, in any case in a single transaction or a series of related transactions (other than any of the foregoing for fair value of property that (x) is of inventory in the ordinary course of business or
(y) is of worn-out or obsolete assets); or (ii) the issuance (other than by dividend or upon the exercise of employee stock options) of any capital stock or other ownership interest of the Company pursuant to an offering or offerings registered under the Securities Act.


                 "SEC" means the Notes and Exchange Commission.

                 "Securities Act" means the Securities Act of 1933, as amended.


                 "Senior Indebtedness" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all reasonable fees, reimbursement and indemnity obligations, and all other obligations arising in connection with, any indebtedness for borrowed money of the Company, contingent or otherwise, now outstanding or created, incurred, issued, assumed or guaranteed in the future, arising under the Credit Agreement or, in the case of any other indebtedness, if the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such indebtedness shall not be subordinate in right of payment to any other indebtedness of the Company, including without limitation, all "Obligations" (as such term is defined in the Credit Agreement) under the Credit Agreement. Notwithstanding the foregoing, Senior Indebtedness shall include only such Obligations (as defined in the Credit Agreement) until such time as the same are paid in full in cash and all obligations to provide financial accommodations under the Credit Agreement have terminated.

                 "Subsidiary" means, with respect to any person, any corporation, association or other business entity (a) of which more than 50% of the voting power of the outstanding capital stock is owned, directly or indirectly, by such person or by such person and one or more other Subsidiaries of such person or (b) which is consolidated in such person's consolidated financial statements in accordance with GAAP.

                 "TIA" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 and as in effect on the date of this Indenture, except as provided in Section 9.03 hereof.

                 "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means the successor.

                 "Trust Officer" means any Account Manager or officer within the Corporate Trust Services Department (or any successor group) of the Trustee, including without limitation any Vice President, Assistant Vice President, any trust officer, any Assistant Secretary or any other officer customarily performing functions similar to those performed by any of the above-designated officers who shall, in any case, be responsible for the administration of this Indenture or have familiarity with it, and also means, with respect to a particular corporate matter, any other officer of the Trustee to whom corporate trust matters are referred because of his knowledge of and familiarity with the particular subject.

                 "WCAS VII" means Welsh, Carson, Anderson & Stowe VII, L.P., a Delaware limited partnership.

                 "WCAS CP II" means WCAS Capital Partners II, L.P., a Delaware limited partnership.

                 "WCAS Group" means WCAS VII, WCAS CP II, any general partners thereof and any other investment limited partnerships or other investment entities under common control therewith.

                 "WCAS VII Notes" means the 10% Series A Senior Subordinated Notes due 2004, or any of them, as amended or supplemented from time to time, that have been acquired by WCAS VII pursuant to the Purchase Agreement.

 SECTION 1.02.   OTHER DEFINITIONS



                                                   DEFINED IN
         TERM                                        SECTION
"Bankruptcy Law"......................................  6.01

"Custodian"...........................................  6.01

"Event of Default"....................................  6.01

"Legal Holiday"....................................... 11.07

"Nonmonetary Default"................................. 10.02

"Paying Agent"......................................... 2.03

"Registrar"............................................ 2.03




SECTION 1.03.    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

                 Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                 "Commission" means the SEC.

                 "indenture securities" means the Notes.

                 "indenture security holder" means a Noteholder.

                 "indenture to be qualified" means this Indenture.

                 "indenture trustee" or "institutional trustee" means the Trustee.

                 "obligor" on the indenture securities means the Company or any other obligor on the Notes.

                 All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04.    RULES OF CONSTRUCTION

                 Unless the context otherwise requires:

                 (1)      a term has the meaning assigned to it;

                 (2)      "or" is not exclusive;

                 (3) words in the singular include the plural, and words in the plural include the singular;

                 (4) provisions apply to successive events and transactions; and

                 (5) "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                 (6) all computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01.



                                   ARTICLE 2

                                   THE NOTES

SECTION 2.01.    FORM AND DATING

                 The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which are incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rules or agreements to which the Company is subject or by usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

                 The Notes shall be issued only in denominations of $83.33 and integral multiples thereof. The face of the Notes shall be and the reverse of the Notes shall contain terms and provisions substantially in the form set forth in Exhibit A hereof. The Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.02.    EXECUTION AND AUTHENTICATION

                 Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes.

                 If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

                 A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                 The Trustee shall authenticate Notes for original issue in the aggregate principal amount of up to $2,747,890, upon a written order or orders of the Company signed by an Officer of the Company. The order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed $2,747,890, except as provided in
Section 2.07.

                 The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.


                 The Notes shall be issuable only in registered form, without coupons.


SECTION 2.03.    REGISTRAR AND PAYING AGENT


                 The Company shall maintain an office or agency at the office of the Trustee in New York City where Notes may be presented for registration of transfer or for exchange ("Registrar"), where Notes may be presented for payment ("Paying Agent"), and an where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Registrar" includes any co-Registrar and the term "Paying Agent" includes any additional Paying Agent. Except for purposes of Article 8, the Company or any Affiliate of the Company may act as Paying Agent.

                 The Company shall enter into an appropriate agency agreement with any Agent who is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such.

                 The Company initially appoints the Trustee as Registrar, Paying Agent, and agent for service of notices and demands. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such agent until the appointment of a successor Agent in accordance with clause (i) of this proviso.

SECTION 2.04.    PAYING AGENT TO HOLD MONEY IN TRUST

                 On or prior to each due date of the principal of or interest on any Notes, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due. The Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes, and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall on or before each due date of the principal of or interest on any Notes segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

SECTION 2.05.    NOTEHOLDER LISTS

                 The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

SECTION 2.06.    TRANSFER AND EXCHANGE


                 When a Note is presented to the Registrar with a request to register a transfer thereof, the Registrar shall register the transfer as requested and when Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall make the exchange as requested; provided that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, but this provision shall not apply to any exchange pursuant to Section 2.10, 3.06 or 9.05.


SECTION 2.07.    REPLACEMENT NOTES

                 If a mutilated Note is surrendered to the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, and neither the Company nor the Trustee has received notice that such Note has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of
Section 8-405 of the New York Uniform Commercial Code, as in effect on the date of this Indenture, are met, and there shall have been delivered to the Company and the Trustee evidence to their satisfaction of the loss, destruction or theft of any Note if such is the case. An indemnity bond may be required that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Company.

SECTION 2.08.    OUTSTANDING NOTES

                 Notes outstanding at any time are all Notes authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.

                 If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                 If the Paying Agent (other than the Company or an Affiliate of the Company) holds on a redemption date or maturity date money sufficient to pay the principal of and accrued interest on Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

                 A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.


SECTION 2.09.    CERTAIN NOTES DISREGARDED


                 In determining whether the Holders of the required principal amount of Notes have concurred in any notice, direction, waiver or consent, Notes owned by the Company or any other obligor on the Notes or by any Affiliate of the Company or of such other obligor shall be disregarded, except that for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

SECTION 2.10.    TEMPORARY NOTES.

                 Until definitive Notes are ready for delivery, the Company may prepare and, upon the order of the Company, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

SECTION 2.11.    CANCELLATION.

                 The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange, or payment. The Trustee and no one else shall cancel all Notes surrendered for transfer, exchange, payment (including redemption), or cancellation and shall dispose of cancelled Notes as the Company shall direct. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation.

SECTION 2.12.    DEFAULTED INTEREST.

                 If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest to the persons who are Note holders on a subsequent special record date, and such term as used in this Section 2.12 with respect to the payment of any defaulted interest, shall mean the fifteenth day next preceding the special payment date fixed by the Company, whether or not such day is a Business Day. At least 15 days before the special record date, the Company shall mail to each Noteholder and the Trustee a notice that states the special record date, the special payment date and the amount of defaulted interest to be paid.

                                   ARTICLE 3

                                   REDEMPTION

SECTION 3.01.    OPTIONAL REDEMPTION.


                 (a) Notes may be redeemed, at the Company's option, in whole or in part at any time and from time to time at the principal amount thereof, together with accrued interest to the redemption date.

                 (b) The Company may redeem, upon prior written notice of not less than five business days, all or any portion of the Notes of any Holder who has withheld its consent to the waiver of any covenant, condition, default or Event of Default under this Indenture requested by the Company. The redemption price of any Notes so redeemed shall equal the principal amount thereof, together with accrued interest to the redemption date.


SECTION 3.02.    ELECTION TO REDEEM; NOTICE TO TRUSTEE.


                 The election of the Company to redeem any Notes pursuant to
Section 3.01 shall be evidenced by a resolution of the Board of Directors of the Company. In case of a redemption at the election of the Company, the Company shall, if the election is pursuant to paragraph (a) of Section 3.01 not less than 20 nor more than 60 days prior to the redemption date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such redemption date and the principal amount of the Notes to be redeemed.


SECTION 3.03.    MANDATORY REDEMPTIONS.


                 Subject to the terms of the Credit Agreement, within 105 days after the end of each fiscal year of the Company, the Company shall apply 100% of the Excess Cash Flow of the Company to the redemption of the Notes and the WCAS Notes; and (b) within five (5) days after the consummation of any Sale or Issuance Transaction by the Company, the Company shall apply 100% of its Available Cash Proceeds of such Sale or Issuance Transaction to the redemption of the Notes and the WCAS VII Notes. To the extent that any redemption pursuant to this Section 3.03 is of less than all of the Notes and WCAS VII Notes then outstanding, such redemption shall be made on a pro rata basis with respect to the Notes and the WCAS VII Notes, based on the aggregate principal amount of Notes and the WCAS VII Notes then outstanding.

SECTION 3.04.    SELECTION OF NOTES TO BE REDEEMED.


                 If less than all of the Notes are to be redeemed pursuant to
Section 3.01(a) at any time, the Trustee shall select the Notes to be redeemed from the outstanding Notes not previously called for redemption on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate and which may provide for the selection for redemption of portions equal to $83.33 in principal amount or any integral multiple thereof.

                 The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.


                 For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of the Notes, shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

SECTION 3.05.    NOTICE OF REDEMPTION


                 Notice of redemption shall be given by first-class mail, postage prepaid, mailed (if pursuant to paragraph (a) of Section 3.01) not less than 20 nor more than 60 days prior to the redemption date, to each Holder of Notes to be redeemed, at his address appearing in the Register of Notes.


                 The notice shall identify the Notes to be redeemed and shall state:

                 (i)      the redemption date;

                 (ii)     the redemption price;

                 (iii)    the name and address of the Paying Agent;

                 (iv) that Notes called for complete redemption must be surrendered to the Paying Agent in order to collect the redemption price;

                 (v) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed (equal to $83.33 in principal amount or any integral multiple thereof) and that, on and after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued and authenticated at no expense to the Holder;

                 (vi) that, unless the Company defaults in making the redemption payment, interest on Notes (or any portion thereof) called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders with respect to such Notes (or the portion thereof called for redemp- tion) is to receive payment of the redemption price plus accrued and unpaid interest to the redemption date upon surrender thereof to the Paying Agent; and

        (vii)    the aggregate principal amount of Notes being redeemed.

SECTION 3.06.    NOTES REDEEMED IN PART.

                 If any Note is being redeemed in part, upon surrender of such Note, the Company shall execute and issue and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, in principal amount equal to the unredeemed portion thereof.

SECTION 3.07.    EFFECT OF NOTICE OF REDEMPTION.

                 Once notice of redemption has been made, Notes called for redemption become due and payable on the redemption date and at the redemption price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the redemption price, plus accrued and unpaid interest to the redemption date. In any event, failure to give notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

SECTION 3.08.    DEPOSIT OF REDEMPTION PRICE.

                 On or prior to 10:00 a.m., local time on any redemption date, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

SECTION 3.09.    PAYMENT OF NOTES CALLED FOR REDEMPTION.

                 If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the redemption date at the redemption price stated therein, together with accrued and unpaid interest to such redemption date, and on and after such date (unless the Company shall default in the payment of such Notes at the redemption price and accrued and unpaid interest to the redemption date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the redemption price, together with accrued and unpaid interest to the redemption date; provided that installments of interest whose record date is prior to the redemption date shall be payable to the Holders registered as such at the close of business such record date, if any.

                                   ARTICLE 4

                                   COVENANTS

SECTION 4.01.    PAYMENT OF PRINCIPAL AND INTEREST ON THE NOTES.


                 The Company will use its best efforts, subject to the provisions of applicable credit arrangements (including the Credit Agreement), contractual obligations of the Company and/or its subsidiaries and any applicable law restricting the same, to provide funds from its Subsidiaries to the Company, by dividend, advance or otherwise, sufficient to permit payment by the Company of the principal of and interest on this Note in accordance with its terms. Subject to any applicable provisions in the Credit Agreement and documents executed and delivered in connection therewith, the Company will not, and will not permit any Subsidiary to, directly or indirectly create or otherwise cause to exist any encumbrance or restriction on the ability of any Subsidiary to pay dividends or make any other distributions to the Company or any wholly-owned Subsidiary of the Company in respect of its capital stock.


SECTION 4.02.    SEC REPORTS.

                 Whether or not the Company is then required to file reports with the SEC, the Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act as if it were subject thereto, and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee. The Company will cause copies of such reports and other information to be mailed to the Holders of the Notes.

SECTION 4.03.    COMPLIANCE CERTIFICATES.


                 The Company shall deliver to the Trustee, within 45 days after the end of each fiscal quarter (90 days after the end of the last fiscal quarter of each year), an Officers' Certificate stating whether or not the signers know of any default or Event of Default that occurred during such fiscal quarter. In the case of the Officers' Certificate delivered within 90 days of the end of the Company's fiscal year, such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the Company and its Subsidiaries and the Company's and its Subsidiaries' performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 4.03, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If any of the signers of the Officers' Certificate have knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.03 shall be for the first fiscal quarter beginning after the execution of this Indenture.

          (b) The Company shall deliver to the Trustee, within 90 days after the end of each of the Company's fiscal years, a certificate signed by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, (ii) that they have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph (a) of this
Section 4.03 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

                The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.04.    PAYMENT OF TAXES.

                 The Company will promptly pay and discharge or cause to be paid and discharged, before the same shall become in default, all material lawful taxes and assessments imposed upon the Company or any of its Subsidiaries or upon the income and profits of the Company or any of its Subsidiaries, or upon any property, real, personal or mixed, belonging to the Company or any of its Subsidiaries, or upon any part thereof by the United States or any State thereof, as well as all material lawful claims for labor, materials and supplies which, if unpaid, would become a lien or charge upon such property or any part thereof; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as both (x) the Company has established adequate reserves for such tax, assessment, charge, levy or claim and (y)(i) the Company or a Subsidiary shall be contesting the validity thereof in good faith by appropriate proceedings or (ii) the Company shall, in its good faith judgment, deem the validity thereof to be questionable and the party to whom such tax, assessment, charge, levy or claim is allegedly owed shall not have made written demand for the payment thereof.

SECTION 4.05.    CORPORATE EXISTENCE.

                 Subject to Article 5, the Company will do or cause to be done all things necessary and lawful to preserve and keep in full force and effect
(i) its corporate existence and the corporate existence of each of its Subsidiaries and (ii) the material rights and franchises of the Company and each of its Subsidiaries under the laws of the United States or any state thereof, or, in the case of Subsidiaries organized and existing outside the United States, under the laws of the applicable jurisdiction; provided, however, that nothing in this Section 4.05 shall prevent the abandonment or termination of any rights or franchises of the Company, or the liquidation or dissolution of, or a sale, transfer or disposition (whether through merger, consolidation, sale or otherwise) of all or any substantial part of the property and assets of, any Subsidiary or the abandonment or termination of the corporate existence, rights and franchises of any Subsidiary if such abandonment, termination, liquidation, dissolution, sale, transfer or disposition is, in the good faith business judgment of the Company, in the best interests of the Company and not disadvantageous to the holders of the Notes.

SECTION 4.06.    MAINTENANCE OF PROPERTY.

                 The Company will at all times maintain and keep, or cause to be maintained and kept, in good repair, working order and condition (reasonable wear and tear excepted) all significant properties of the Company and its Subsidiaries used in the conduct of the business of the Company and its Subsidiaries, and will from time to time make or cause to be made all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business of the Company and its Subsidiaries may be conducted at all times in the ordinary course consistent with past practice.

SECTION 4.07.    INSURANCE.

                 The Company will, and will cause each of its Subsidiaries to,
(i) keep adequately insured, by financially sound and reputable insurers, all property of a character usually insured by corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds customarily insured against by such corporations and (ii) carry, with financially sound and reputable insurers, such other insurance (including without limitation liability insurance) in such amounts as are available at reasonable expense and to the extent believed advisable in the good faith business judgment of the Company.

SECTION 4.08.    KEEPING OF BOOKS.

                 The Company will at all times keep, and cause each of its Subsidiaries to keep, proper books of record and account in which proper entries will be made of its transactions in accordance with generally accepted accounting principles consistently applied.

SECTION 4.09.    TRANSACTIONS WITH AFFILIATES.

                 The Company shall not enter into, or permit any of its Subsidiaries to enter into, any transaction with any of its or any Subsidiary's officers, directors, employees or any person related by blood or marriage to any such person or any entity in which any such person owns any beneficial interest, except for (i) normal employment arrangements, benefit programs and employee incentive option programs on reasonable terms, (ii) any transaction approved by the Board of Directors of the Company in accordance with the provisions of Section 144 of the Delaware General Corporation Law, or otherwise permitted by such Section, (iii) customer transactions in the ordinary course of business and on arm's length terms and (iv) the transactions contemplated by the Purchase Agreement.

SECTION 4.10.    NOTICE OF CERTAIN EVENTS.


                 The Company shall, immediately after it becomes aware of the occurrence of (i) any default or Event of Default (as hereinafter defined), or
(ii) any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency which, if adversely determined, would materially impair the right of the Company to carry on its business substantially as now or then conducted, or would have a material adverse effect on the properties, assets, financial condition, prospects, operating results or business of the Company and its subsidiaries taken as a whole, give notice to the Holders of the Notes, specifying the nature of such event.


SECTION 4.11.    LIMITATION ON INDEBTEDNESS AND DISQUALIFIED STOCK.

                 The Company will not, and will not permit any of its Subsidiaries to, (i) incur or permit to remain outstanding any indebtedness, except (A) Senior Indebtedness, (B) indebtedness existing on the date of original issuance of the Notes, (C) indebtedness permitted to be incurred under the Credit Agreement as in effect from time to time after the original issuance of the Notes (other than indebtedness that is subordinate or junior in right of payment (to any extent) to any Senior Indebtedness and senior or pari passu in right of payment (to any extent) to the Notes and the WCAS VII Notes), or (D) in the event that the Credit Agreement has terminated, indebtedness permitted to be incurred under any successor credit agreement of the Company with respect to Senior Indebtedness, or if there exists no such credit agreement, such Indebtedness as may be mutually agreed upon by the Company and the holders of a majority of the aggregate principal amount of the Notes and the WCAS VII Notes then outstanding, or (ii) issue any capital stock of the Company or any of its subsidiaries (other than the Convertible Preferred Stock) which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures, or is mandatorily redeemable, whether pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to December 31, 2004.


SECTION 4.12.    RESTRICTED PAYMENTS.


                 The Company will not, and will not permit any of its Subsidiaries to: (i) declare or pay any dividends on, or make any other distribution or payment on account of, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of any class of stock of the Company, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, property or in obligations of the Company or any of its Subsidiaries, except for (X) distributions of shares of the same class or of a different class of stock pro rata to all holders of shares of a class of stock, (Y) the payment of cash dividends on account of the Convertible Preferred Stock, or (Z) dividends, distributions or payments by any Subsidiary to the Company or to any wholly-owned Subsidiary of the Company, or (ii), except as permitted under the Credit Agreement, make any payments of principal of, or retire, redeem, purchase or otherwise acquire any Indebtedness other than any Senior Indebtedness, the WCAS VII Notes or the Notes.


SECTION 4.13.    LIMITATION ON LIENS.

                 The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist any Liens on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except for (i) Liens permitted under the Credit Agreement, (ii) liens for current taxes not yet due, (iii) landlord's liens,
(iv)
purchase money liens and (v) workman's, materialman's, warehouseman's and similar liens arising by law or statute.

SECTION 4.14.    REPURCHASE OF NOTES UPON A CHANGE OF CONTROL.


                 (a) Subject to the terms of the Credit Agreement, upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to an Offer to Purchase at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Subject only to the limitations of Article Ten, the Company shall, within five (5) days following the date of the consummation of a transaction resulting in a Change of Control, mail an Offer Document with respect to an Offer to Purchase all outstanding Notes. Each Holder shall be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be in an integral multiple of $83.33 principal amount.



                 (b) Prior to the time required for the mailing of an Offer Document with respect to an Offer to Purchase pursuant to paragraph (a), the Company will in good faith (i) seek to obtain any required consent of the holders of Senior Indebtedness so as to permit the making of the Offer to Purchase and the purchase of the Notes pursuant to this Section 4.14, or (ii) repay all or a portion of the holders of Senior Indebtedness to the extent necessary (including, if necessary, payment in full of such Senior Indebtedness and payment of any prepayment premiums, fees, expenses or penalties) to permit the making of the Offer to Purchase and the purchase of Notes pursuant to this
Section 4.18 without such consent. Following compliance by the Company with the requirements of the foregoing sentence, the Company shall, within the time required for the mailing of an Offer Document with respect to an Offer to Purchase pursuant to paragraph (a), mail such Offer. Failure to comply with such requirements shall not relieve the Company of its obligations under paragraph (a) of this Section 4.14.

                 (c) On the Purchase Date of the Offer to Purchase, the Company will (i) accept for payment the Notes or portions thereof validly tendered pursuant to the offer to Purchase, (ii) promptly mail to the Holders of the Notes so accepted for payment an amount equal to the purchase price of the Notes (or portions thereof) accepted for payment and shall promptly mail or deliver to such holders a new Note equal in principal amount of the portion of the Notes surrendered. Any Notes not so accepted for payment will be promptly mailed or delivered to the Holders.


                                   ARTICLE 5

                             SUCCESSOR CORPORATION

SECTION 5.01.    WHEN COMPANY MAY MERGE, ETC.

The Company will not consolidate or merge with or into, or sell or otherwise dispose of all or substantially all of its property in one or more related transactions to, any other corporation or other entity, unless:

                 (i) the Company is the surviving corporation or the entity formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale or other disposition shall have been made is a corporation organized or existing under the laws of the United States of any state thereof or the District of Columbia;

                 (ii) the surviving corporation or other entity (if other than the Company) shall expressly and effectively assume in writing the due and punctual payment of the principal of and interest on this Note, according to its tenor, and the due and punctual performance and observance of all the terms, covenants, agreements and conditions of this Note to be performed or observed by the Company to the same extent as if such surviving corporation had been the original maker of this Note;


                 (iii) the Company or such other corporation or other entity shall not otherwise be in default in the performance or observance of any covenant, agreement or condition of this Note or this Indenture; and

                 (iv) the Trustee shall have received, in connection therewith, an opinion of counsel for the Company (or other counsel satisfactory to the holder), in form and substance satisfactory to the Trustee, to the effect that any such consolidation, merger, sale or conveyance and any such assumption complies with the provisions of this
         Section 5.01.

Notwithstanding anything to the contrary herein, in no event shall a foreclosure on any collateral pledged by the Company in respect of obligations arising under or in connection with the Credit Agreement be deemed to constitute a violation of the Company's obligations pursuant to this Section 5.01.

SECTION 5.02.    SUCCESSOR CORPORATION SUBSTITUTED.

                 Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein.


                                   ARTICLE 6

                              DEFAULT AND REMEDIES

SECTION 6.01.    EVENTS OF DEFAULT.

                 If any one or more of the following events, herein called "Events of Default," shall occur (for any reason whatsoever, and whether such occurrence shall, on the part of the Company or any of its Subsidiaries, be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of a court of competent jurisdiction or any order, rule or regulation of any administrative or other governmental authority) and such Event of Default shall be continuing:


                 (i) default shall be made in the payment of the principal of or premium, if any, on the Notes when and as the same shall become due and payable, whether at maturity or at a date fixed for redemption or repurchase (including default of any payment in respect of Notes that have been called for redemption pursuant to Section 3.01 or 3.03 and any default, on the applicable payment date, in the purchase of Notes that are required to be purchased by the Company pursuant to an Offer to Purchase as to which an Offer Document has been mailed to Noteholders, as the case may be) or by acceleration or otherwise; or



                 (ii) default shall be made in the payment of any installment of interest on the Notes according to their terms when and as the same shall become due and payable; or

                 (iii) default shall be made in the due observance or performance of any covenant, condition or agreement on the part of the Company contained in Section 5.01; or


                 (iv) default shall be made in the due observance or performance of any other covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof (other than a covenant or warranty a default in the performance of which is specifically dealt with elsewhere in this Section), and such default shall continue for 20 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes outstanding a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or


                 (v) any representation or warranty made by or on behalf of the Company herein shall prove to have been false or incorrect in any material respect on the date on or as of which made; or


                 (vi) default in the Company's observance or performance of any covenant, condition or agreement contained in the WCAS VII Note or the Purchase Agreement and such default is not cured or waived within 20 days after notice thereof is served by WCAS VII upon the Company; or


                 (vii) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company or any of its subsidiaries in any involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any of its subsidiaries for any substantial part of any of their property or ordering the winding-up or liquidation of any of their affairs and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days; or

                 (viii) the commencement by the Company or any of its subsidiaries of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or any of its subsidiaries for any substantial part of any of their property, or the making by any of them of any general assignment for the benefit of creditors, or the failure of the Company or of any of its subsidiaries generally to pay its debts as such debts become due, or the taking of corporate action by the Company or any of its subsidiaries in furtherance of or which might reasonably be expected to result in any of the foregoing; or

                 (ix) default or an event of default as defined in any instrument evidencing or under which the Company or any of its subsidiaries has outstanding at the time any Indebtedness in excess of $500,000 in aggregate principal amount shall occur and as a result thereof the maturity of any such Indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable and such acceleration shall not have been rescinded or annulled within 20 days; or

                 (x) final judgment (not reimbursed by insurance policies of the Company or any of its subsidiaries) for the payment of money in excess of $500,000 shall be rendered against the Company or any of its subsidiaries and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed;




                 Subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the corporate trust office of the Trustee by the Company, the Paying Agent, any Holder or an agent of any Holder.

SECTION 6.02.    ACCELERATION.


                 If an Event of Default (other than an Event of Default specified in Section 6.01(vii) or (viii)) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in principal amount of the Notes then outstanding may, by notice to the Company and the Trustee, and the Trustee shall, upon the request of such Holders, declare all unpaid principal of and accrued interest to the date of acceleration on the Notes then outstanding (if not then due and payable) to be due and payable and upon any such declaration, the same shall become and be immediately due and payable. If an Event of Default specified in Section 6.01(vii) or (viii) occurs, all unpaid principal and accrued interest on the Notes then outstanding shall ipso facto become due and payable immediately without any declaration or other act on the part of the Trustee or any Noteholder.


                 At any time after any declaration of acceleration has been made as provided in this Section 6.02, and before a judgement or decree form payment of money due has been obtained by the Trustee as hereinafter in this Article provided, the holders of a majority in principal amount of the Notes then outstanding may, by notice to the Company, rescind such declaration and its consequences if

                 (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                          (A) all overdue interest on all Notes,


                          (B) the principal of (and premium, if any, on) any
                 Notes which have become due otherwise than by such declaration of acceleration (including any Notes required to have been purchased on the Purchase Date pursuant to an Offer to Purchase made by the Company) and, to the extent that payment of such interest is lawful, interest thereon at the rate provided by the Notes,



                          (C) to the extent that payment of such interest is
                 lawful, interest upon overdue interest at the rate provided by the Notes, and


                          (D) all sums paid or advanced by the Trustee
                 hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

         and

                 (2) all Events of Default, other than the non-payment of the principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

No such rescission shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.


SECTION 6.03.    WAIVER OF TRIAL BY JURY; SUBMISSION TO JURISDICTION; OTHER
                 REMEDIES.


                 The Company hereby waives any right to trial by jury in any legal proceeding related in any way to this Indenture or any Note and agrees that any such proceeding may, if the Trustee or any Holder who is entitled to bring such proceeding so elects, be brought and enforced in the Supreme Court of the State of New York for New York County or the United States District Court for the Southern District of New York and the Company hereby waives any objection to jurisdiction or venue in any such proceeding commenced in such court. The Company further agrees that any process required to be served on it for purposes of any such proceeding may be served on it, with the same effect as personal service on it within the State of New York, by registered mail addressed to it at its office or agency set forth in Section 11.02 for purposes of notices hereunder.





                 If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.    WAIVER OF PAST DEFAULTS.




                 Subject to Sections 6.02, 6.07 and 9.02, the Holders of at least a majority in aggregate principal amount of the outstanding Notes, by notice to the Trustee, may waive an existing default or Event of Default and its consequences, except a default in the payment of principal of, premium, if any, or interest on any Note as specified in clause (i) or (ii) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.


SECTION 6.05.    WAIVER OF STAY, EXTENSION AND USURY DEFENSE.

                 The Company covenants (to the extent it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.06.    CONTROL BY MAJORITY.


                 The Holders of at least a majority in aggregate principal amount of the outstanding Notes, by notice to the Trustee, may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Notes pursuant to this Section 6.06.


SECTION 6.07.    LIMITATION ON SUITS.


                 A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes for the appointment of a receiver or trustee, or for any other remedy hereunder, unless: (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder; (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request. For purposes of Section 6.06 of this Indenture and this Section 6.07, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.


            A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.08.    RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

                 Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on such Holder's Note on or after the respective due dates expressed on such Note (including in a notice with respect to an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.09.    COLLECTION SUIT BY TRUSTEE.

                 If an Event of Default in the payment of principal or interest specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.10.    TRUSTEE MAY FILE PROOFS OF CLAIM.

                 The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company (or any other obligor on the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07, and to the extent that such payment for the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the Noteholders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or the Trustee to authorize or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

SECTION 6.11.    PRIORITIES.


                 Subject to Article 10, the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:


                          First:  to the Trustee for amounts due under Section
                 7.07;

                          Second:  to Noteholders for amounts due and unpaid on
                 the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

                          Third:  to the Company.

          The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.11.

SECTION 6.12.    UNDERTAKING FOR COSTS.

                 In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defense made by the party litigant. This Section 6.12 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

SECTION 6.13.    RIGHTS AND REMEDIES CUMULATIVE.

                 Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.14.    DELAY OR OMISSION NOT WAIVER.

                 No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                   ARTICLE 7

                                    TRUSTEE

SECTION 7.01.    DUTIES OF TRUSTEE.

                          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                          (b)     Except during the continuance of an Event of
                          Default:

                                  (1) the Trustee need perform only those
                                  duties as are specifically set forth in this Indenture and no others; and

                                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                                        (1)  this paragraph does not limit the
                                           effect of paragraph (b) of this
                                           Section 7.01;

                                        (2)     the Trustee shall not be liable
                                           for any error of judgment made in
                                           good faith by a Trust Officer,
                                           unless it is proved that the Trustee
                                           was negligent in ascertaining the
                                           pertinent facts; and

                                        (3)     the Trustee shall not be liable
                                           with respect to any action it takes
                                           or omits to take in good faith in
                                           accordance with a direction received
                                           by it pursuant to Section 6.06.

                                  (d)      The Trustee may refuse to perform
                                  any duty or exercise any right or power
                                  unless it receives indemnity satisfactory to it against any loss, liability, expense or fee.

                                  (e)      Every provision of this Indenture
                                  that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

                                  (f)      The Trustee shall not be liable for
                                  interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.    RIGHTS OF TRUSTEE.

         Subject to Section 7.01:

                                  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.
                                  The Trustee need not investigate any fact or matter stated in the document.

                                  (b)      Before the Trustee acts or refrains
                                  from acting, it may require an Officer's
                                  Certificate or an Opinion of Counsel, which shall conform to Section 11.04(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion.

                                  (c)      The Trustee may act through its
                                  agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                                  (d)      The Trustee shall not be liable for
                                  any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                                  (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

SECTION 7.03.    INDIVIDUAL RIGHTS OF TRUSTEE.

                 The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04.    TRUSTEE'S DISCLAIMER.

                 The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes other than its certificate of authentication.

SECTION 7.05.    NOTICE OF DEFAULTS OR EVENTS OF DEFAULT.

                 If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the default or Event of Default within 90 days after it occurs. Except in the case of a default or an Event of Default in payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Noteholders.

SECTION 7.06.    REPORTS BY TRUSTEE TO HOLDERS.

                 Within 60 days after each [__________] beginning with the [__________] following the date of this Indenture, the

Trustee shall mail to each Noteholder a brief report dated as of such [__________] that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

                 A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed. The Company shall notify the Trustee whenever the securities become listed on any stock exchange.

SECTION 7.07.    COMPENSATION AND INDEMNITY.

                 The Company shall pay to the Trustee from time to time reasonable compensation for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of Trustee's agents and counsel.

                 The Company shall indemnify the Trustee for, and hold it harmless against, any loss, liability or expense incurred by it in connection with its duties under this Indenture. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent.

                 The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it through its negligence or bad faith.

                 To secure the Company's payment obligations in this Section, the Trustee shall have a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of and interest on particular Notes. The obligations of the Company under this Section 7.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes. The obligation of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

                 When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vii) and (viii) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.    REPLACEMENT OF TRUSTEE.

                 The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee with the Company's written consent. The Company may remove the Trustee if:

                 (1)      the Trustee fails to comply with Section 7.10;

                 (2)      the Trustee is adjudged a bankrupt or an insolvent;

                 (3) a receiver or other public officer takes charge of the Trustee or its property; or

                 (4)      the Trustee becomes incapable of acting.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

                 If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

                 Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.   SUCCESSOR TRUSTEE BY MERGER, ETC.

                 If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 7.10.

SECTION 7.10.    ELIGIBILITY; DISQUALIFICATION.


                 This Indenture shall always have a Trustee who satisfies the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 7. The Trustee shall comply with the provisions of TIA Section 310(b).



SECTION 7.11.    PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

                 The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A trustee who has resigned or been removed shall be comply with TIA Section 311(a) to the extent indicated therein.


                                   ARTICLE 8

                    SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01.    TERMINATION OF COMPANY'S OBLIGATIONS.


                 If all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment money has theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.03) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, then the Company's obligations under the Notes and this Indenture shall be terminated.

                                  After such irrevocable deposit, the Trustee
upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture, except for those surviving obligations specified above.

SECTION 8.02.    APPLICATION OF TRUST MONEY.

                 The Trustee or Paying Agent shall hold in trust, for the benefit of the Holders, money deposited with it pursuant to Section 8.01, and shall apply the deposited money in accordance with this Indenture to the payment of the principal of and interest on the Notes.

SECTION 8.03.  REPAYMENT TO COMPANY.

                 Subject to Section 8.01, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money held by them at any time.

                 The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Noteholders entitled to money must look to the Company for payment as general creditors unless otherwise prohibited by law.

SECTION 8.04.    REINSTATEMENT.

                 If the Trustee or Paying Agent is unable to apply any money in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money; provided, however, that if the Company has made any payment of the principal of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive any such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.    WITHOUT CONSENT OF HOLDERS.

                 The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

                 (a)     to comply with Sections 4.04 and 5.01;

                 (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                 (c)     to cure any ambiguity, defect or
                 inconsistency, or to make any other change that does not adversely affect the rights of any Noteholder; or

                 (d) to comply with the provisions of the TIA, to the extent applicable.

SECTION 9.02.    WITH CONSENT OF HOLDERS.


                 Subject to Sections 6.04 and 6.07 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of not less than a majority in principal amount of the Notes then outstanding, and the Holders of not less than a majority in principal amount of the Notes then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Notes.


                 Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:


                 (i) change the stated maturity of the principal of, or any installment of interest on, any Note;


                 (ii) reduce the principal amount of, or premium, if any, or interest on, any Note;

            (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note;

            (iv) impair the right to institute suit for the enforcement of any payment on a Note on or after the stated maturity thereof (or, in the case of a redemption, on or after the redemption date) of any Note;

            (v) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture;

            (vi) waive a default in the payment of principal of, premium, if any, or interest on the Notes;


            (vii) reduce the percentage of aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or


            (viii) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

                 It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                 After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.


SECTION 9.03.    INTEREST PAYMENT POSTPONEMENTS.

                 Holders of not less than 75% of the principal amount of the Notes outstanding may consent on behalf of the Holders of all of the Notes to the postponement of any or all payments of interest on the Notes for a period of up to three years from the date or dates on which such interest payments are due.

SECTION 9.04.    REVOCATION AND EFFECT OF CONSENT.


                 Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.


            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses
(i) through (v) of Section 9.02. In case of an amendment or waiver of the type described in clauses (i) through (v) of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.


SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES.

            If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver the Note to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.


            The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.07. CONFORMITY WITH TRUST INDENTURE ACT.


                 Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

                                   ARTICLE 10


                             SUBORDINATION OF NOTES

SECTION 10.01.   NOTES SUBORDINATE TO SENIOR INDEBTEDNESS.

                 The Company covenants and agrees, and each holder of a Note, by his or her acceptance thereof, likewise covenants and agrees, that, anything contained in this Indenture to the contrary notwithstanding, the payment of the principal of, premium, if any, and interest on, each and all of the Notes are hereby expressly made subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, to the extent hereinafter set forth.


         (A) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, then all Senior Indebtedness shall first be paid in full in cash and all obligations to provide financial accommodations under the Credit Agreement have terminated, before any payment, whether on account of principal, interest or otherwise, is made upon the Notes.

         (B) In any of the proceedings referred to in paragraph (A) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations which may be payable or deliverable in respect of the Notes shall be paid or delivered directly to the holders of Senior Indebtedness for application in payment thereof, unless and until all Senior Indebtedness shall have been paid in full in cash and all obligations to provide financial accommodations under the Credit Agreement have terminated.

         (C) No payment shall be made, directly or indirectly, on account of the Notes (i) upon maturity of any Senior Indebtedness obligation, by lapse of time, acceleration (unless waived), or otherwise, unless and until all principal thereof and interest thereon and all other obligations in respect thereof shall first have been paid in full in cash and all obligations to provide financial accommodations under the Credit Agreement have terminated, or
(ii) upon the happening of any default in payment of any principal of, premium, if any, or interest on or any other amounts payable in respect of Senior Indebtedness when the same becomes due and payable whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until such shall have been cured or waived or shall have ceased to exist.


         (D) Upon the happening of an event of default (other than described in clause (A), (B), or (C) above) with respect to any Senior Indebtedness permitting (after notice or lapse of time or both) one or more holders of such Senior Indebtedness (or, in the case of the Credit Agreement, the Agent) to declare such Senior Indebtedness due and payable prior to the date on which it is otherwise due and payable (a "Nonmonetary Default"), upon the (i) receipt by the Trustee of a Blockage Notice, or (ii) if such Nonmonetary Default results from the acceleration of the Notes, the date of such acceleration, then (x) the Company will not make, directly or indirectly, to the holder of the Notes any payment of any kind of or on account of all or any part of the Notes; (y) neither the Trustee nor the Holders of the Notes will accept from the Company any payment of any kind of or on account of all or any part of the Notes; and
(z) neither the Trustee nor the Holders of the Notes may take, demand, receive, sue for, accelerate or commence any remedial proceedings with respect to any amount payable under the Notes, unless and until in each case described in clauses (x), (y) and (z), all such Senior Indebtedness shall have been paid in full in cash and all obligations to provide financial accommodations under the Credit Agreement have terminated; except, following the termination of a Blockage Period, the Company will be permitted to make and the Trustee and the Holders of the Notes will be permitted to accept payments in respect of the indebtedness under the Notes if, as, when and to the extent that such payments are made pursuant to the proviso to Section 14(a)(D) of the WCAS VII Notes, it being understood that all such payments shall be made on a pro rata basis between the Holders of the Notes and the holders of the WCAS VII Notes.

                 After payment in full of all amounts due or to become due on all Senior Indebtedness, or provision is made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, all payments or distributions shall be applied to the payment of the principal and premium, if any, and accrued interest on the Notes and the WCAS VII Notes, pro rata based on the aggregate principal amount of Notes and the WCAS VII Notes then outstanding.

                 If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by the Trustee or any Holder of Notes in contravention of any of the terms hereof or before all the Senior Indebtedness obligations have been paid in full in cash and all obligations to provide financial accommodations under the Credit Agreement have terminated, and if the fact that such payment was in contravention shall, at or prior to the time such payment is paid by the Trustee to the Holders, have been made known to the Trustee, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full in cash. In the event of the failure of any such Holder to endorse or assign any such payment, distribution or security, each holder of any Senior Indebtedness is hereby irrevocably authorized to endorse or assign the name.

SECTION 10.02.   PAYMENT PERMITTED IF NO DEFAULT.

                 Nothing contained in this Article or elsewhere in this Indenture or in any of the Notes shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to or under the conditions described in Section in Section 10.01(A)-(D), from making payment on the Notes, or (b) the applications by the Trustee of any money deposited with it hereunder to Payments on the Notes or the retention of such Payments by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such Payments would have been prohibited by the provisions of this Article.


SECTION 10.03.   SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

                 Subject to the payment in full in cash of all Senior Indebtedness as aforesaid and the termination of all obligations to provide financial accommodations under the Credit Agreement, the Noteholders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable to the holders of Senior Indebtedness, until the principal of, and interest on, the Notes shall be paid in full in cash, and, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Noteholders, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this
Article 10 which otherwise would have been made to the holder of the Notes shall be deemed a payment by the Company on account of the Senior Indebtedness, it being understood that the provisions of this Article 10 are and are intended solely for the purposes of defining the relative rights of the Noteholders, on the one hand, and the holder of the Senior Indebtedness, on the other hand. Subject to the rights, if any, under this Article 10 of holders of Senior Indebtedness to receive cash, property, stock or obligations otherwise payable or deliverable to the Noteholders, nothing herein shall either impair, as between the Company and the holder of the Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holder thereof the principal thereof and interest thereon in accordance with its terms or prevent (except as otherwise specified therein) the Noteholders from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder.

SECTION 10.04.   PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

                 The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall
(a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Noteholders, the obligation of the Company which is absolute and unconditional (and which, subject to :he rights under this Article of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Noteholders the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Noteholders and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.





SECTION 10.05    No Impairment of Rights of Senior Indebtedness.




                          The rights under these subordination provisions of
the holders of any Senior Indebtedness as against any Noteholders shall remain in full force and effect without regard to, and shall not be impaired or affected by:

                          (1) any act or failure to act on the part of the Company; or


                          (2) any creation of Senior Indebtedness or any extension or indulgence in respect of any payment or prepayment of any Senior Indebtedness or any part thereof or in respect of any other amount payable to any holder of any Senior Indebtedness; or

                          (3) any amendment, modification or waiver of, or addition or supplement to, or deletion from, or compromise, release, consent or other action in respect of, any of the terms of any Senior Indebtedness or any other agreement which may be made relating to any Senior Indebtedness; or

                          (4) any exercise or non-exercise by the holder of any Senior Indebtedness of any right, power, privilege or remedy under or in respect of such Senior Indebtedness or these subordination provisions or any waiver of any such right, power, privilege or remedy or of any default in respect of such Senior Indebtedness or these subordination provisions or any receipt by the holder of any Senior Indebtedness of any security, or any failure by such holder to perfect a security interest in, or any release by such holder of, any security for the payment of such Senior Indebtedness; or

                          (5) any merger or consolidation of the Company or any of its subsidiaries into or with any other person, or any sale, lease or transfer of any or all of the assets of the Company or any of its subsidiaries to any other person; or


                          (6) absence of any notice to, or knowledge by, any holder of any claim hereunder of the existence or occurrence of any of the matters or events set forth in the foregoing clauses (1) through
         (5); or


                          (7)  any other circumstance.

                 The Noteholders unconditionally waive (i) notice of any of the matters referred to in this Section 10.05; (ii) all notices which may be required, whether by statute, rule of law or otherwise, to preserve intact any rights of any holder of any Senior Indebtedness, including, without limitation, any demand, presentment and protest, proof of notice of nonpayment under any Senior Indebtedness or the Credit Agreement, and notice of any failure on the part of the Company to perform and comply with any covenant, agreement, term or condition of any Senior Indebtedness, (iii) any right to the enforcement, assertion or exercise by any holder of any Senior Indebtedness of any right, power, privilege or remedy conferred in such Senior Indebtedness or otherwise,
(iv) any requirements of diligence on the part of any holder of any of the Senior Indebtedness, (v) any requirement on the part of any holder of any Senior Indebtedness to mitigate damages resulting from any default under such Senior Indebtedness and (vi) any notice of any sale, transfer or other disposition of any Senior Indebtedness by any holder thereof.

SECTION 10.06.   NO WAIVER OF SUBORDINATION PROVISIONS.

                 No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                 Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Noteholders, without incurring responsibility to the Noteholders and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Noteholders to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) permit the Company to borrow, repay and then reborrow any or all of the Senior Indebtedness; (iii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iv) release any Person liable in any manner for the collection of Senior Indebtedness; and (v) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 10.07.   TRUSTEE TO EFFECTUATE SUBORDINATION.

                 Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 10.08.  NOTICE TO TRUSTEE.


                 The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not he charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of
Section 7.01, shall be entitled in all respects to assume that no such facts exist;

provided, however, that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date. Any notice required or permitted to be given to the Trustee by a holder of Senior Indebtedness shall be in writing and shall be sufficient for every purpose hereunder if in writing and either (i) sent via facsimile to the Trustee at (212) ____________ or at any other facsimile number furnished in writing to such holder of Senior Indebtedness by the Trustee, or (ii) mailed, first-class postage prepaid, or sent by overnight carrier, to the Trustee addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address furnished in writing to such holder of Senior Indebtedness by the Trustee.

                 Subject to the provisions of Section 7.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article , the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 10.09.   RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATION AGENT.

                 Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 7.01, and the Noteholders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 10.10.   TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS.

                 The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

SECTION 10.11. RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION OF TRUSTEE'S RIGHTS.

                 The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.


                 Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.


SECTION 10.12.   ARTICLE APPLICABLE TO PAYING AGENTS.

                 In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee", as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 10.12 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

                                   ARTICLE 11

                                 MISCELLANEOUS

SECTION 11.01.   NOTICES.


                 Any notice or communication shall be given in writing and delivered in person or mailed by certified or registered mail, return receipt requested, addressed as follows:


                              if to the Company:

                                       Aurora Electronics, Inc.
                                       9477 Waples Street, Suite 150
                                       San Diego, California 92121

                                       Attention:  President

                              if to the Trustee:

                                       U.S. Trust Corporation
                                       114 W. 47th Street
                                       New York, New York  10036

                                       Attention:  Corporate Trust
                                                   Administration


Such notices or communications shall be effective when received.

                 The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                 Any notice or communication mailed to a Noteholder shall be mailed by first-class mail to him at his address shown on the register kept by the Registrar.

                 Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.


SECTION 11.02.   COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.


                 Noteholders may communicate in the manner provided in TIA
Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).


SECTION 11.03.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.


                 (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the
                 Trustee:

                          (1) an Officer's Certificate stating that, in the opinion of the signer, all conditions precedent (including any covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

                          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants compliance with which constitutes a condition precedent) have been complied with.


                 (b) Each Officer's Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than annual certificates provided pursuant to Section 4.03 hereof) shall include:


                          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer's Certificate or certificates of public officials.


SECTION 11.04.   RECORD DATE FOR VOTE OR CONSENT OF NOTEHOLDERS.


                 The Company may set a record date for purposes of determining the identity of Noteholders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall be the later of 10 days prior to the first solicitation of such vote or consent or the date of the most recent list of Noteholders furnished to the Trustee pursuant to Section 2.05 hereof prior to such solicitation. If a record date is fixed, those persons who were Holders of Notes at such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.


SECTION 11.05.   RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.


                 The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules for its functions.


SECTION 11.06.   LEGAL HOLIDAYS.


                 A "Legal Holiday" is a Saturday, a Sunday or a day on which state or Federally chartered banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.


SECTION 11.07.   GOVERNING LAW.


                 The laws of the State of New York shall govern this Indenture and the Notes without regard to principles of conflicts of law.


SECTION 11.08.   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.


                 This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.


SECTION 11.09.  NO RECOURSE AGAINST OTHERS.


                 All liability described in paragraph 16 of the Notes of any director, officer, employee or stockholder, as such, of the Company is waived and released.


SECTION 11.10.  SUCCESSORS.


                 All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.11.   MULTIPLE COUNTERPARTS.


                 The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.


SECTION 11.12.   SEPARABILITY.


                 In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


SECTION 11.13.   TABLE OF CONTENTS, HEADINGS, ETC.


                 The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES


                 IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the __ day of ____________, 1998.


                                                        AURORA ELECTRONICS, INC.



                                                        By:
                                                           ---------------------
                                                           Name:
                                                           Title:





[SEAL]

Attest:
       -----------------
         Secretary


                                                       U.S. TRUST CORPORATION,
                                                         as Trustee



                                                       By:
                                                          ----------------------
                                                          Name:
                                                          Title:

                                   EXHIBIT A

                                 [FACE OF NOTE]


Number
$



                            Aurora Electronics, Inc.


                10% Series B Senior Subordinated Note due 2004



                 Aurora Electronics, Inc., a Delaware corporation, promises to pay to ______________ or registered assigns on each of December 31, 2002, 2003 and 2004, the lesser of 33 1/3% of the original principal amount hereof and the principal amount hereof then outstanding.


                 Additional provisions of this Note are set forth on the other side of this Note.

                                                       Dated:

                                                       Aurora Electronics, Inc.


                                                       By:
                                                          ----------------------
                                                       By:
                                                          ----------------------
                                                                (Seal)


Certificate of Authentication:

This is one of the Notes referred
to in the within mentioned Indenture.
U.S. Trust Corporation, as Trustee,

By:
   --------------------
   Authorized Signatory

                                 [REVERSE SIDE]


1.       INTEREST.

                 Aurora Electronics, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note outstanding at the rate per annum shown above, except that if the principal amount hereof shall not be paid when due, whether at maturity or by acceleration or otherwise, interest shall be paid at the rate of 12% per annum. Interest shall be paid semi-annually in arrears on June 30 and December 31 of each year (each said day being an "Interest Payment Date"), until the principal amount hereof shall have become due and payable, whether at maturity or by acceleration or otherwise. Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of first issuance of the Notes under the Indenture (as defined below); provided that, if there is no existing default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       METHOD OF PAYMENT.

                 The Company will pay interest on the Notes (except defaulted interest) to the person who is the registered holder of this Note at the close of business on the record payment date established by the Company. The holder must surrender this Note to the Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by its check payable in such money. It may mail an interest check to the holder's registered address.

3.       PAYING AGENT AND REGISTRAR.

                 Initially, U.S. Trust Corporation (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company may act as Paying Agent or Registrar.

4.       INDENTURE, LIMITATIONS.


                 The Company issued this Note under an Indenture dated as of April [ ], 1998 (the "Indenture"), between the Company and the Trustee. The terms of this Note include those stated in the Indenture.

This Note is subject to all such terms, and the holder of this Note is referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company limited to up to $2,747,890 aggregate principal amount.

5.       OPTIONAL REDEMPTION.


                  The Notes may be redeemed, at the Company's option, in whole or in part at any time and from time to time at a redemption price equal to the principal amount thereof, together with accrued interest to the date fixed for redemption. In addition, the Company may redeem, at such redemption price, all or any portion of the Notes of any Holder who has withheld its consent to the waiver of any covenant, condition, default or Event of Default under the Indenture requested by the Company.


6.       MANDATORY REDEMPTION


                 Subject to the terms of the Senior Indebtedness, within 105 days after the end of each fiscal year of the Company, the Company shall apply 100% of the Excess Cash Flow of the Company to the redemption of the Notes and the WCAS Notes; and (b) within five (5) days after the consummation of any Sale or Issuance Transaction by the Company, the Company shall apply 100% of its Available Cash Proceeds of such Sale or Issuance Transaction to the redemption of the Notes and the WCAS VII Notes. To the extent that any such redemption is of less than all of the Notes and WCAS VII Notes then outstanding, such redemption shall be made on a pro rata basis with respect to the Notes and the WCAS VII Notes, based on the aggregate principal amount of Notes and the WCAS VII Notes then outstanding.


                 Once notice of redemption has been made, Notes called for redemption become due and payable on the redemption date and at the redemption price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the redemption price, plus accrued and unpaid interest to the redemption date. In any event, failure to give notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

7.       NOTICE OF REDEMPTION.

                  Notice of redemption shall be given in the manner provided in the Indenture to each Holder of Notes to be redeemed, at his address appearing in the Register of Notes.

8.       REPURCHASE UPON CHANGE OF CONTROL.

                 Subject to the terms of the Senior indebtedness, upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a





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purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Subject to the limitations of Article Ten of the Indenture, the Company shall, within five (5) days following the date of the consummation of a transaction resulting in a Change of Control, the Company will make an Offer to Purchase all of the outstanding Notes and will mail an Offer Document with respect thereto to each Holder of Notes. Each such Holder will be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $83.33 principal amount. On and after the Payment Date pursuant to such Offer to Purchase, interest will cease to accrue on Notes or portions of Notes surrendered for purchase by the Company, except for Notes which the Company has failed to purchase and pay for.

8.       DENOMINATIONS, TRANSFER, EXCHANGE.

                 The Notes are in registered form without coupons. A holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed by law or permitted by the Indenture. The Notes are issued in denominations of $83.33 or integral multiples thereof.

9.       PERSONS DEEMED OWNERS.

                 The registered holder of a Note may be treated as the owner of it for all purposes.

10.      UNCLAIMED MONEY.

                 If money for the payment of principal or interest on the Notes remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, holders entitled to money must look to the Company for payment.

11.      AMENDMENT, SUPPLEMENT, WAIVER.


                 With certain exceptions specified in the Indenture, the Company, and the Trustee may amend the Indenture and the Notes with the written consent of the Holders of not less than a majority in principal amount of the Notes then outstanding, and the Holders of not less than a majority in principal amount of the Notes then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Notes.






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12.      SUCCESSOR CORPORATION.

                 When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

13.      DEFAULTS AND REMEDIES.


                 An Event of Default shall occur if: (i) a default is made in the payment of the principal of the Notes when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or repurchase (including default in the payment of any amount required to be paid in respect of redemptions or any Offer to Purchase pursuant to Section 4.14 of the Indenture or by acceleration or otherwise; or (ii) default is made in the payment of any installment of interest on the Notes according to their terms when and as the same shall become due and payable; (iii) default is made in the due observance or performance of any covenant, condition or agreement on the part of the Company contained in Section 5.01 of the Indenture; (iv) default shall be made in the due observance or performance of any other covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof (other than a covenant or warranty a default in whose performance is elsewhere in this Section specifically dealt with), and such default shall continue for 20 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes outstanding a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default";
(v) any representation or warranty made by or on behalf of the Company herein shall prove to have been false or incorrect in any material respect on the date on or as of which made; (vi) default in the Company's observance or performance of any covenant, condition or agreement contained in the WCAS VII Note or the Purchase Agreement and such default is not cured or waived within 20 days after the occurrence or, discovery thereof; (vii) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company or any of its subsidiaries in any involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any of its subsidiaries for any substantial part of any of their property or ordering the winding-up or liquidation of any of their affairs and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days; (viii) the commencement by the Company or any of its subsidiaries of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the






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consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or any of its subsidiaries for any substantial part of any of their property, or the making by any of them of any general assignment for the benefit of creditors, or the failure of the Company or of any of its subsidiaries generally to pay its debts as such debts become due, or the taking of corporate action by the Company or any of its subsidiaries in furtherance of or which might reasonably be expected to result in any of the foregoing; (ix) a default or an event of default as defined in any instrument evidencing or under which the Company or any of its subsidiaries has outstanding at the time any Indebtedness in excess of $500,000 in aggregate principal amount shall occur and as a result thereof the maturity of any such Indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable and such acceleration shall not have been rescinded or annulled within 20 days; or (x) final judgment (not reimbursed by insurance policies of the Company or any of its subsidiaries) for the payment of money in excess of $500,000 shall be rendered against the Company or any of its subsidiaries and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed.



                 If an Event of Default (other than as a result of certain events of bankruptcy or insolvency), occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Notes at the time outstanding may, at their option, by a notice in writing to the Company and the Trustee, declare all unpaid principal of and accrued interest on the Notes outstanding to be immediately due and payable, without diligence, presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Company to the extent permitted by law, as provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy or insolvency, all unpaid principal of and accrued interest on the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture.



                 Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The






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Company is required to file periodic reports with the Trustee as to the absence of default.


14. SUBORDINATION. To the extent set forth in the Indenture, the payment of the principal of, premium, if any, and interest on, each and all of the Notes are subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company. "Senior Indebtedness" defined in the Indenture means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all reasonable fees, reimbursement and indemnity obligations, and all other obligations arising in connection with, any indebtedness for borrowed money of the Company, contingent or otherwise, now outstanding or created, incurred, issued, assumed or guaranteed in the future, arising under the Credit Agreement or, in the case of any other indebtedness, if the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such indebtedness shall not be subordinate in right of payment to any other indebtedness of the Company, including, without limitation, all "Obligations" (as such term is defined in the Credit Agreement) under the Credit Agreement. Notwithstanding the foregoing, Senior Indebtedness shall include only such Obligations (as defined in the Credit Agreement) until such time as the same are paid in full in cash and all obligations to provide financial accommodations under the Credit Agreement have terminated.


15.     TRUSTEE DEALINGS WITH THE COMPANY.

                 The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not Trustee.

16.      NO RECOURSE AGAINST OTHERS.

                 A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.






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18.      AUTHENTICATION.

                 This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

19.      ABBREVIATIONS AND DEFINITIONS.

                 Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM ( = tenants in common), TEN ENT ( = tenants by the entireties), JT TEN ( = joint tenants with right of survivorship and not as tenants in common), CUST ( = Custodian) and U/G/M/A ( = Uniform Gifts to Minors
Act).

                 All capitalized terms used in this Note and not specifically defined herein are defined in the Indenture and are used herein as so defined.

20.      INDENTURE TO CONTROL.

                 In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.

                 The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Aurora Electronics, Inc. 9477 Waples Street, Suite 150, San Diego, California 92121
Attention:  Secretary.





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